As filed with the Securities and Exchange Commission on November 30, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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Aetna Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania		23-2229683
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)
151 Farmington Avenue Hartford, Connecticut 06156 (860) 273-0123
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

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Thomas J. Sabatino, Jr. Executive Vice President and General Counsel 151 Farmington Avenue Hartford, Connecticut 06156 (860) 273-0123
(Name, address, including zip code, and telephone number, including area code, of agent for service)

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Copy to:
Shane Tintle Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000

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Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee (1)
Debt Securities				$0
Common Shares				$0
Preferred Shares				$0
Purchase Contracts				$0
Warrants to purchase Common Stock				$0
Warrants to purchase Preferred Stock				$0
Warrants to purchase Debt Securities				$0
Units that may include any of the above securities or securities of other entities				$0

(1)	An unspecified amount of securities to be offered at indeterminate prices is being registered pursuant to this Registration Statement. The Registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).

PROSPECTUS

Aetna Inc.

DEBT SECURITIES
COMMON SHARES
PREFERRED SHARES
PURCHASE CONTRACTS
WARRANTS
UNITS

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We may offer from time to time debt securities, common shares, preferred shares, purchase contracts, warrants to purchase common shares, warrants to purchase preferred shares, warrants to purchase debt securities, or units that may include any of these securities or securities of other entities. This prospectus describes some of the general terms that may apply to debt securities. The specific terms of any debt securities and the terms of any other securities to be offered will be described in supplements to this prospectus. The debt securities, preferred shares, warrants and purchase contracts may be convertible into or exercisable or exchangeable for common or preferred shares or other securities of the Company or debt or equity securities of one or more other entities. You should read this prospectus and any supplement carefully before you invest.

The Company may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The applicable prospectus supplement will provide the names of any underwriters, dealers or agents, the specific terms of the plan of distribution, any over-allotment option and any applicable underwriting discounts and commissions.

Our common shares are listed for trading on the New York Stock Exchange under the symbol “AET.” We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which the securities will be listed.

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Investing in these securities involves risks. See “Special Note on Forward-Looking Statements and Risk Factors” beginning on p. 2 of this prospectus and “Risk Factors” contained in our periodic reports filed with the Securities and Exchange Commission, as well as in any prospectus supplement.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 30, 2017

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any prospectus supplement or free writing prospectus prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus. The term “Aetna” refers to Aetna Inc., not including its consolidated subsidiaries. The terms the “Company,” “we,” “us,” and “our” refer to Aetna Inc. and its consolidated subsidiaries. Unless the context otherwise requires, “including” means including without limitation.

table of contents

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Page

The Company	1
About This Prospectus	1
Where You Can Find More Information	1
Special Note on Forward-Looking Statements and Risk Factors	2
Use of Proceeds	3
Description of Capital Stock	3
Description of Debt Securities	8
Form of Debt Securities	16
Description of Warrants	17
Description of Purchase Contracts and Units	17
Plan of Distribution	17
Validity of Securities	18
Independent Registered Public Accounting Firm	19
ERISA Matters	19

i

The Company

We are one of the nation’s leading diversified health care benefits companies. We have the information and resources to help our members, in consultation with their health care professionals, make better informed decisions about their health care.

Our principal executive offices are located at 151 Farmington Avenue, Hartford, Connecticut 06156, and our telephone number is (860) 273-0123. Internet users can obtain information about the Company and its services at http://www.aetna.com. This text is not an active link, and our website and the information contained on that site, or connected to that site, are not incorporated into this prospectus or the related registration statement.

About This Prospectus

This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that information in any prospectus supplement or the information incorporated by reference in any prospectus supplement is inconsistent with information contained in this prospectus, the information in such prospectus supplement or the information incorporated by reference into such prospectus supplement shall govern. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our filings with the SEC, including the registration statement containing this prospectus (including the exhibits and schedules thereto).

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of the Company, the reference is only a summary, and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents we file with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after November 30, 2017 and prior to the termination of an offering under this prospectus (provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(a)       Our Current Reports on Form 8-K filed on January 26, 2017, February 14, 2017 (excluding information furnished under Item 7.01), February 22, 2017, February 27, 2017, March 21, 2017, May 24, 2017, August 10, 2017, October 2, 2017, October 23, 2017, October 26, 2017 and November 1, 2017;

(b)       Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2017, June 30, 2017, and September 30, 2017, filed with the SEC on May 2, 2017, August 3, 2017, and October 31, 2017, respectively; and

(c)       Our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on February 17, 2017 (including information specifically incorporated therein by reference from our definitive proxy statement on Schedule 14A filed with the SEC on April 7, 2017).

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus. You may request a free copy of these filings by writing, telephoning, sending a facsimile to or e-mailing the office of the Corporate Secretary, Aetna Inc., 151 Farmington Avenue, RW61, Hartford, Connecticut 06156-3124, Telephone: (860) 273-0123, Facsimile: (860) 293-1361, E-mail: shareholderrelations@aetna.com. The incorporated materials may also be found on the Investor Information portion of our website at http://www.aetna.com/investors-aetna. This text is not an active link, and our website and the information contained on that site, or connected to that site, are not incorporated into this prospectus or the related registration statement.

Special Note on Forward-Looking Statements and Risk Factors

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our management’s beliefs and assumptions and on information available to our management at the time the statements are or were made. Forward-looking statements include but are not limited to the information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, the effects of competition and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “evaluate,” “expect,” “explore,” “forecast,” “guidance,” “intend,” “likely,” “may,” “might,” “outlook,” “plan,” “potential,” “predict,” “probable,” “project,” “seek,” “should,” “view,” “will” or the negative of these terms or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. The risk factors discussed in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, as updated by our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017, and September 30, 2017, and as may be updated in any future filings with the SEC and/or other factors could cause our actual results to differ materially from those expressed in forward-looking statements. There also may be other risks that we are unable to predict at the time a forward-looking statement is made or in the future. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. You should not put undue reliance on any forward-looking statements. We do not have any intention or obligation to update forward-looking statements to reflect new information, future events or risks or the eventual outcome of the facts underlying the forward-looking statements. New information, future events or risks may cause the forward-looking events we discuss in this prospectus not to occur at a time or in a manner that we expect.

Use of Proceeds

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities will be added to Aetna’s general funds and used for general corporate purposes, including the repayment of indebtedness, share repurchases, redemptions and/or repurchases of indebtedness, business acquisitions and/or investments.

Description of Capital Stock

The following description of Aetna’s capital stock is a summary of the material terms thereof and is qualified in its entirety by reference to the provisions of Aetna’s Amended and Restated Articles of Incorporation (“Aetna’s Articles”) and Aetna’s Amended and Restated By-Laws (“Aetna’s By-Laws”). Copies of Aetna’s Articles and By-Laws are incorporated by reference in this prospectus and will be sent to holders of shares of Aetna capital stock upon request. See “Where You Can Find More Information” above.

Aetna’s Articles and By-Laws contain certain provisions that could delay or make more difficult the acquisition of Aetna by means of a tender offer, a proxy contest or otherwise.

Authorized Capital Stock

Under Aetna’s Articles, the total number of shares of all classes of shares that Aetna has authority to issue is 2,996,654,333, having a par value of $.01 each. At September 30, 2017, Aetna’s Articles designated 7,625,000 shares as Class A voting preferred shares (the “Class A voting preferred stock”) and 2,883,673,668 shares as common shares (the “Aetna common stock”). Aetna’s Articles provide that the Aetna board of directors (the “Aetna Board”) has the power to divide the authorized but unissued shares into such classes and series, with such voting rights, designations, preferences, limitations and special rights as the Aetna Board shall then fix and determine. Except as otherwise provided in Aetna’s Articles or in a board resolution, shares purchased, redeemed by, surrendered to or otherwise acquired by Aetna assume the status of authorized but unissued shares, undesignated as to class or series, and may thereafter be reissued in the same manner as other authorized but unissued shares. As of September 30, 2017, Aetna’s authorized capital stock consisted of 7,625,000 shares of Class A voting preferred stock, 2,520,137,562 shares of Aetna common stock and 468,891,771 shares undesignated as to class or series.

Aetna Common Stock

The holders of Aetna common stock are entitled to one vote per share on all matters voted on by shareholders, including elections of directors. Except as expressly provided by law, or as otherwise provided in the terms of the Class A voting preferred stock, or provided in any resolution adopted by the Aetna Board with respect to any subsequently created class or series of Aetna shares, the holders of the Aetna common stock exclusively possess all voting power. Aetna’s Articles preclude cumulative voting in the election of directors. Aetna’s Articles provide for a majority vote standard for uncontested elections of directors, and a plurality of votes standard for contested elections of directors. Subject to any rights of any outstanding series of Aetna preferred stock, the holders of Aetna common stock (i) are entitled to such dividends as may be declared from time to time by the Aetna Board from funds available therefor and (ii) upon dissolution are entitled to receive pro rata all assets of Aetna available for distribution to such holders.

The Aetna common stock is listed on the New York Stock Exchange under the symbol “AET.” The transfer agent and registrar for the Aetna common stock is Computershare Trust Company, N.A. (the “Transfer Agent and Registrar”).

Additional Aetna Stock, Including Preferred Stock

The Aetna Board is authorized to provide for the issuance of Aetna shares in one or more classes and series, including preferred shares, to establish the number of shares in each class and series, and to fix the voting rights, designations, preferences, limitations and special rights of each such class and series. At September 30, 2017, Aetna’s Articles designated 7,625,000 shares as Class A voting preferred stock.

Preemptive Rights

No holder of any shares of Aetna of any class or series authorized at the date of this prospectus has any preemptive right to subscribe to any securities of Aetna of any kind or class or series.

Book-Entry Shareholding

Certificates representing the Aetna common stock will not be issued unless requested in writing. Holders of record of Aetna common stock have credited to a book-entry account established for them by, and maintained at, the Transfer Agent and Registrar the number of shares of Aetna common stock owned by them. Each holder of record receives an Ownership Statement from the Transfer Agent and Registrar promptly following each transfer to or from such account. Shareholders may request the issuance of a certificate representing the shares of Aetna common stock owned of record by them by writing to the Transfer Agent and Registrar.

Certain Anti-Takeover Provisions

Advance Notice Provisions for Special Meetings

Under the Pennsylvania Business Corporation Law (the “Business Corporation Law”), a company’s shareholders are not permitted to call or require the company to call a special meeting of shareholders unless the company’s governing documents permit them to do so. Aetna’s Articles and By-Laws, taken together, provide that shareholders entitled to cast at least twenty-five percent of the votes that all voting shareholders, voting as a single class, are entitled to cast at the special meeting may call a special meeting of shareholders by delivery to the Corporate Secretary of a written petition signed by each of such shareholders. The written petition must include certain information about the business to be conducted at the special meeting and about the proposing shareholders.

It shall be the duty of the Corporate Secretary to fix the date and time of any shareholder-called special meeting, which shall be held not more than 120 days after the Corporate Secretary’s receipt of a petition that complies with the above requirements. Aetna’s By-Laws provide that only such business may be conducted at a special meeting as is specified in the notice of meeting given by Aetna or in a shareholder petition that satisfies the applicable provision of Aetna’s By-Laws.

Potential Issuances of Aetna Preferred Stock

At September 30, 2017, Aetna’s Articles designated 7,625,000 shares as Class A voting preferred stock. Aetna’s Articles also authorize the Aetna Board to establish, from the authorized but unissued shares, one or more classes and series of Aetna shares, including preferred shares, and to determine, with respect to any such class or series of Aetna shares, the terms and rights of such class or series, including, for example, (i) the designation of the class or series; (ii) the number of shares of the class or series, which number the Aetna Board may thereafter (except where otherwise provided in the designation of any particular class or series) increase or decrease (but not below the number of shares thereof then outstanding); (iii) whether dividends, if any, will be cumulative or noncumulative and the dividend rate of the class or series; (iv) the dates on which dividends, if any, will be payable; (v) the redemption rights and price or prices, if any, for shares of the class or series; (vi) the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the class or series; (vii) the amounts payable on shares of the class or series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Aetna; (viii) whether the shares of the class or series will be convertible into shares of any other class or series, or any other security, of Aetna or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible and all other terms and conditions upon which such conversion may be made; (ix) restrictions on the issuance of shares of the same class or series or of any other class or series; and (x) the voting rights, if any, of the holders of such class or series.

The authorized shares of Aetna, including shares of preferred stock and common stock, will be available for issuance without further action by Aetna’s shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which Aetna’s securities may be listed or traded. If the approval of Aetna’s shareholders is not so required, the Aetna Board does not intend to seek shareholder approval.

Although the Aetna Board has no intention at the present time of doing so, it could issue a class or series of Aetna preferred shares that could, depending on the terms of such class or series, impede the completion of a merger, tender offer or other takeover attempt that some, or a majority, of Aetna’s shareholders might believe to be in their best interests or in which shareholders might receive a premium for their shares over the then-current market price of such shares.

Potential Issuances of Rights to Purchase Securities

Aetna does not currently have a shareholder rights plan, although the Aetna Board retains the right to adopt a new plan at a future date. Aetna’s Articles grant the Aetna Board exclusive authority to create and issue rights entitling the holders thereof to purchase from Aetna shares of capital stock or other securities and to elect to repurchase, redeem, terminate or amend any such rights. The times at which and terms upon which such rights are to be issued, repurchased, redeemed, terminated or amended are to be determined exclusively by the Aetna Board and set forth in the contracts or instruments that evidence any such rights. The authority of the Aetna Board with respect to such rights includes, but is not limited to, determining (i) the purchase price of the capital stock or other securities or property to be purchased upon exercise of such rights; (ii) provisions relating to the times at which and the circumstances under which such rights may be exercised or sold or otherwise transferred, either together with or separately from any other shares or other securities of Aetna; (iii) provisions which adjust the number or exercise price of such rights or the amount or nature of the shares, other securities or other property receivable upon exercise of such rights in the event of a combination, split or recapitalization of any shares of Aetna, a change in ownership of Aetna’s shares or other securities or a reorganization, merger, sale of assets or other occurrence relating to Aetna or any shares of Aetna, and provisions restricting the ability of Aetna to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of Aetna under such rights; (iv) provisions which deny the holder of a specified percentage of the outstanding securities of Aetna the right to exercise such rights and/or cause such rights held by such holder to become void; (v) provisions which permit Aetna to redeem or exchange such rights; and (vi) the appointment of the rights agent with respect to such rights. This provision is intended to confirm the Aetna Board’s exclusive authority to issue, repurchase, redeem, terminate or amend share purchase rights or other rights to purchase shares or securities of Aetna or any other corporation.

Advance Notice Provisions for Shareholder Nominations and Shareholder Proposals at Annual Meetings

Aetna’s By-Laws establish an advance notice procedure for shareholders to nominate candidates for election as directors or to bring other business before annual meetings of shareholders of Aetna (the “Shareholder Notice Procedure”).

Nominations for election to the Aetna Board may be made at an annual meeting, or at a special meeting at which directors are to be elected, only by or at the direction of the Aetna Board or by a shareholder who has complied with the Shareholder Notice Procedure. Aetna’s By-Laws require that notice of a shareholder nomination set forth certain information with respect to each proposed nominee and the shareholder giving notice.

Aetna’s By-Laws provide that at an annual meeting only such business may be conducted as has been brought before the meeting by, or at the direction of, the Chairman or the Aetna Board or by a shareholder who has given timely written notice to the Corporate Secretary of Aetna of such shareholder’s intention to bring such business before such meeting in compliance with the Shareholder Notice Procedure. Under the Shareholder Notice Procedure, a shareholder’s notice relating to the conduct of business at an annual meeting must contain specified information about such business and about the proposing shareholder.

The Shareholder Notice Procedure requires that notice of nominations or proposals for substantive business must be received by Aetna not later than the 90th day before such meeting is to be held, or if later, by the close of business on the 10th day after public announcement of the date of such meeting is made.

If the Chairman or other officer presiding at a meeting determines that an individual was not nominated, or other business was not brought before the meeting, in accordance with the Shareholder Notice Procedure, such individual will not be eligible for election as a director, or such business will not be conducted at such meeting, as the case may be.

By requiring advance notice of nominations by shareholders, the Shareholder Notice Procedure affords the Aetna Board an opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Aetna Board, to inform shareholders about such qualifications. By requiring advance notice of other proposed business, the Shareholder Notice Procedure provides a more orderly procedure for conducting annual meetings of shareholders and, to the extent deemed necessary or desirable by the Aetna Board, provides the Aetna Board with an opportunity to inform shareholders, prior to such meetings, of any business proposed to be conducted at such meetings, together with the Aetna Board’s position regarding action to be taken with respect to such business, so that shareholders can better decide whether to attend such a meeting or to grant a proxy regarding the disposition of any such business.

Although Aetna’s By-Laws do not give the Aetna Board any power to approve or disapprove shareholder nominations for the election of directors or proposals for action, they may have the effect of precluding a contest for the election of directors or the consideration of shareholder proposals if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal, without regard to whether consideration of such nominees or proposals might be harmful or beneficial to Aetna and its shareholders.

No Shareholder Action by Written Consent

Aetna’s Articles provide that shareholder action may only be taken at an annual or special meeting of shareholders and may not be taken by written consent in lieu of a meeting. The inability of the Aetna shareholders to act by written consent prevents the holders of a majority of the voting power of the voting shares from unilaterally using the written consent procedure to take shareholder action.

Provisions Relating to Shareholder Approval of Business Combination and Other Transactions

Under the Business Corporation Law, unless a higher vote is required in a corporation’s articles of incorporation, a plan of merger, a plan of asset transfer providing for the sale of all or substantially all of the assets of a corporation, an interest exchange, a division or a voluntary dissolution will be adopted upon receiving at a properly convened meeting the affirmative vote of a majority of the votes cast by all shareholders having a right to vote thereon, and if any class or series is entitled to vote thereon as a class, the affirmative vote of a majority of the votes cast in each class vote. Aetna’s Articles require that a plan of merger, interest exchange or division to which Aetna is a party or a sale of all or substantially all of Aetna’s assets receive the affirmative vote of at least a majority of the votes that all voting shareholders, voting as a single class, are entitled to cast thereon based on the shares issued and outstanding on the record date for the meeting at which such plan is to be voted upon by shareholders and, in addition, the affirmative vote of such number or proportion of shares of any class or series of Aetna’s capital stock as shall at the time be required by the express terms of such class or series. This higher vote will make it more difficult to obtain shareholder approval of such a business combination or other transaction than would be the case if such higher vote were not required.

Provisions Relating to Amendments to Aetna’s Articles and By-Laws

Under the Business Corporation Law, shareholders have the right to adopt, amend or repeal the articles of incorporation and bylaws of a corporation. However, the Business Corporation Law requires that any amendment to Aetna’s Articles also be approved by the Aetna Board. Under the Business Corporation Law, unless a higher vote is required in a corporation’s articles of incorporation, amendments to the corporation’s articles of incorporation will be adopted upon receiving at a properly convened meeting the affirmative vote of a majority of the votes cast by all shareholders having a right to vote thereon, and if any class or series is entitled to vote thereon as a class, the affirmative vote of a majority of the votes cast in each class vote. Aetna’s Articles provide that the provisions relating to shareholder approval of business combination and other transactions described immediately above may only be amended by the affirmative vote of at least a majority of the votes that all voting shareholders, voting as a single class, are entitled to cast thereon based on the shares issued and outstanding on the record date for the applicable meeting and, in addition, the affirmative vote of such number or proportion of shares of any class or series of Aetna’s capital stock as shall at the time be required by the express terms of such class or series.

In addition, Aetna’s By-Laws may be amended by the Aetna Board with respect to all matters not exclusively reserved by law to the shareholders, except the Aetna Board may not alter the size of the Aetna Board beyond a range approved by the shareholders.

Pennsylvania Anti-Takeover Statutes

Under Section 1712 of the Business Corporation Law, which is applicable to Aetna, directors stand in a fiduciary relation to their corporation and, as such, are required to perform their duties in good faith, in a manner they reasonably believe to be in the best interests of the corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. Under Section 1715 of the Business Corporation Law, which is applicable to Aetna, in discharging their duties, directors may, in considering the best interests of their corporation, consider, among other things, to the extent they deem appropriate: (a) the effects of any action upon any or all groups affected by the action, including shareholders, employees, suppliers, customers and creditors of the corporation, and upon communities in which offices or other establishments of the corporation are located; (b) the short-term and long-term interests of the corporation; (c) the resources, intent and conduct (past, stated and potential) of any person seeking to acquire control of the corporation; and (d) all other pertinent factors. In considering the best interests of the corporation or the effects of any action, directors are not required to regard the interests of the shareholders, or any other group affected by the action, as dominant or controlling. Absent breach of fiduciary duty, self-dealing or lack of good faith, any act of the board of directors, a committee thereof or an individual director is presumed to be in the best interests of the corporation. The Business Corporation Law expressly provides that the fiduciary duty of directors does not require them to (i) redeem or otherwise render inapplicable outstanding rights issued under any shareholder rights plan; (ii) render inapplicable specified statutory anti-takeover provisions, including Subchapter F of Chapter 25 (described below), which is applicable to Aetna; or (iii) take any action solely because of the effect it may have on a proposed acquisition or the consideration to be received by shareholders in such a transaction.

Commentary associated with Section 1715 of the Business Corporation Law, and accepted by courts applying the provisions of that Section to the facts of specific takeover attempts, makes it clear that a purpose of Section 1715 is to legislatively overrule certain judicial decisions in other jurisdictions named in the commentary which have had the effect of limiting the flexibility of incumbent management in contested takeovers. The provisions of Section 1715, and its construction by the courts, could aid the Aetna Board in resisting a proposed acquisition transaction which it believed not to be in the best interests of any one of the corporate constituencies identified in the statute or otherwise not in the best interests of Aetna under any of the criteria identified in the statute that the Aetna Board believes are appropriate to consider.

Aetna is subject to Subchapter F of Chapter 25 of the Business Corporation Law. Subchapter F applies to a transaction between a publicly traded corporation and an interested shareholder (defined generally to be any beneficial owner of 20% or more of the corporation’s voting stock). Subchapter F of Chapter 25 prohibits such a corporation from engaging in a “business combination” (as defined in the Business Corporation Law) with an interested shareholder unless (i) the board of directors of such corporation gives approval to the proposed transaction or gives approval to the interested shareholder’s acquisition of 20% of the shares entitled to vote in an election of directors of such corporation, in either case prior to the date on which the shareholder first becomes an interested shareholder (the “Share Acquisition Date”), (ii) the interested shareholder owns at least 80% of the stock of such corporation entitled to vote in an election of directors and, no earlier than three months after such interested shareholder reaches such 80% level, holders of a majority of the remaining shares entitled to vote in an election of directors approve the proposed transaction and shareholders receive a minimum “fair price” for their shares (as set forth in the Business Corporation Law) in the transaction and the other conditions of Subchapter F of Chapter 25 of the Business Corporation Law are met, (iii) holders of all outstanding shares of common stock approve the transaction, (iv) no earlier than five years after the Share Acquisition Date, a majority of the remaining shares entitled to vote in an election of directors approve the proposed transaction, or (v) no earlier than five years after the Share Acquisition Date, a majority of all the shares approve the transaction, all shareholders receive a minimum “fair price” for their shares (as set forth in the Business Corporation Law) and the other conditions of Subchapter F of Chapter 25 of the Business Corporation Law are met.

Under certain circumstances, Subchapter F of the Business Corporation Law makes it more difficult for an interested shareholder to effect various business combinations with a corporation. The provisions of Subchapter F should encourage persons interested in acquiring Aetna to negotiate in advance with the Aetna Board, since the five-

year delay and higher shareholder voting requirements would not apply if such person, prior to acquiring 20% of Aetna’s voting shares, obtains the approval of the Aetna Board for such acquisition or for the proposed business combination transaction.

Subchapter F of the Business Corporation Law will not prevent a hostile takeover of Aetna. It may, however, make more difficult or discourage a takeover of Aetna or the acquisition of control of Aetna by a significant shareholder and thus the removal of incumbent management. Any such effect would be enhanced by the adoption of a shareholder rights plan, as authorized by Aetna’s Articles and the Business Corporation Law. Some shareholders may find this disadvantageous in that they may not be afforded the opportunity to participate in takeovers that are not approved as required by Subchapter F of the Business Corporation Law but in which shareholders might receive, for at least some of their shares, a substantial premium above the market price at the time of a tender offer or other acquisition transaction.

Section 2538 of Subchapter D of the Business Corporation Law imposes a higher vote on certain transactions between an “interested shareholder” (as defined in Section 2538(d) of the Business Corporation Law) and a publicly traded corporation unless certain procedural requirements are satisfied. Subchapter E of Chapter 25 of the Business Corporation Law requires a person who acquires 20% or more of the shares of a publicly traded corporation to offer to purchase the shares of any other shareholder at “fair value” (determined as provided in Section 2547). Subchapter G of Chapter 25 of the Business Corporation Law also contains certain provisions applicable to a registered corporation which, under certain circumstances, permit such a corporation to redeem “control shares” (as defined in the Business Corporation Law) and remove the voting rights of control shares. Additionally, Subchapter H of Chapter 25 of the Business Corporation Law requires the disgorgement of profits by a “controlling person or group” (as defined in the Business Corporation Law). Aetna’s Articles provide that Section 2538 of Subchapter D of the Business Corporation Law, and Subchapters E, G and H of Chapter 25 of the Business Corporation Law are not applicable to Aetna.

Description of Debt Securities

This prospectus describes certain general terms and provisions of the debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms for the debt securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

The senior debt securities are to be issued under the senior indenture dated as of March 2, 2001 (the “Senior Indenture”) between Aetna and U.S. Bank National Association (successor in interest to State Street Bank and Trust Company), as trustee. The subordinated debt securities are to be issued under a separate indenture (the “Subordinated Indenture”) also between Aetna and U.S. Bank National Association, as trustee. The Senior Indenture and the Subordinated Indenture are sometimes referred to individually as an “Indenture” or collectively as the “Indentures” in this prospectus. U.S. Bank National Association, in its capacity as trustee under either Indenture, is referred to as the “Trustee” in this prospectus.

We sometimes refer below to specific articles or sections of one or both of the Indentures. When we do so, we indicate where you can find the relevant article or section in the Indentures by noting the article or section number in parentheses. When we refer to specific articles or sections contained in the Indentures or terms defined in the Indentures, including important terms, which we capitalize here, we use them in this prospectus in the same way we use them in the Indentures, and you should refer to the Indentures themselves for detailed, specific, legal descriptions.

We have summarized some terms of the Indentures. The summary is not complete. The Indentures are filed as exhibits to the registration statement of which this prospectus is a part. You should read the Indentures for a complete statement of the provisions summarized in this prospectus and for provisions that may be important to you. The Indentures are subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

Ranking

The debt securities will be our direct, unsecured obligations. The senior debt securities will rank equally with all of our other senior and unsecured, unsubordinated debt. The subordinated debt securities will have a junior position to all of our senior debt. The senior debt securities and the subordinated debt securities will be structurally subordinated to certain indebtedness assumed in connection with our May 2013 acquisition of Coventry Health Care, Inc. As of September 30, 2017, we had $600 million aggregate principal amount of such indebtedness issued by a subsidiary that would rank effectively ahead of the senior debt securities and the subordinated debt securities.

Since a significant part of our operations are conducted through subsidiaries, a significant portion of our cash flow, and consequently, our ability to service debt, including the debt securities, is dependent upon the earnings of our subsidiaries and the transfer of funds by those subsidiaries to us in the form of dividends or other transfers, supplemented with borrowing.

In addition to general state law restrictions on payments of dividends and other distributions to shareholders applicable to all corporations, HMOs and insurance companies, including some of Aetna’s direct and indirect subsidiaries, are subject to further state regulations that, among other things, may require those companies to maintain certain levels of equity and restrict the amount of dividends and other distributions that may be paid to Aetna.

Some of our operating subsidiaries may finance their operations by borrowing from external creditors. Lending agreements between some of the operating subsidiaries and external creditors may restrict the amount of net assets available for cash dividends and other payments to us.

In addition, holders of the debt securities will have a junior position to claims of creditors against our subsidiaries, including policy holders, trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred stockholders, except to the extent that we are recognized as a creditor of any of our subsidiaries. Any claims of Aetna as the creditor of any of its subsidiaries would be subordinate to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by us.

Terms of the Debt Securities to be Described in the Prospectus Supplement

The Indentures do not limit the amount of debt securities that we may issue under them. We may issue debt securities under the Indentures up to such aggregate principal amount as we may authorize from time to time. The prospectus supplement will describe the terms of any debt securities being offered, including:

•	whether the debt securities will be senior debt securities or subordinated debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal will be payable;

•	the interest rate, if any, and the method for calculating the interest rate;

•	whether the debt securities are secured or unsecured obligations;

•	the interest payment dates and the record dates for interest payments;

•	any mandatory or optional redemption terms or prepayment or sinking fund provisions;

•	the place where we will pay principal, interest and any premium;

•	the currency or currencies, if other than the currency of the United States, in which principal, interest and any premium will be paid;

•	if other than denominations of $1,000 or multiples of $1,000, the denominations in which the debt securities will be issued;

•	whether the debt securities will be issued in the form of global securities;

•	whether the amount of payment of principal (or premium, if any) or interest, if any, will be determined with reference to one or more indices;

•	the portion of the principal amount of the debt securities to be paid upon acceleration of maturity thereof;

•	any authenticating or paying agents, registrars or other agents;

•	any restriction or condition on transferability of the debt securities;

•	any material United States federal income tax consequences; and

•	other specific terms, including any additional events of default, covenants or warranties. (Section 301)

In addition, the prospectus supplement may, in respect of a new series of debt securities offered by such prospectus supplement, describe the addition, change or elimination of any of the provisions of the applicable Indenture, which will be accomplished by execution of a supplemental indenture to the applicable Indenture. (Section 901(5)) For example, Aetna may, in respect of a new series of debt securities, eliminate an Event of Default (as defined below), establish its right to defer payment of interest and the maximum length of the deferral period, or add additional provisions relating to the discharge of its obligations under such series of debt securities.

Events of Default and Notice Thereof

When we use the term “Event of Default” with respect to debt securities of any series we mean:

•	we fail to pay principal (including any sinking fund payment) of, or premium (if any) on, any debt security of that series when due (at maturity, upon redemption, by declaration or otherwise);

•	we fail to pay interest, if any, on any debt security of that series when due and the failure continues for a period of 30 days;

•	we fail to perform in any material respect any covenant or agreement of the Company in an Indenture not specified in the previous two bullets (other than a covenant included in an Indenture solely for the benefit of a different series of debt securities) and the failure to perform continues for a period of 90 days after receipt of a specified written notice to us;

•	the acceleration of indebtedness for borrowed money in a principal amount in excess of $100,000,000 for which we or one of our Principal Subsidiaries (as defined below) is liable (other than acceleration of Non-Recourse Debt which does not exceed in the aggregate 4% of our total shareholders’ equity), or default by us or any of our Principal Subsidiaries in the payment at final maturity of outstanding indebtedness for borrowed money in a principal amount in excess of $100,000,000 (other than a default by us in the payment, at final maturity, of our Non-Recourse Debt where such payment does not exceed in the aggregate 4% of our total shareholders’ equity), and such acceleration or default at maturity is not waived, rescinded or annulled within 30 days after a specified written notice to us; provided that if such acceleration or default at maturity is remedied, cured, waived, rescinded or annulled, then this Event of Default shall also be remedied, cured, waived, rescinded or annulled; and

•	certain events of bankruptcy, insolvency, reorganization, receivership or liquidation of Aetna. (Section 501)

An Event of Default with respect to debt securities of a particular series may or may not constitute an Event of Default with respect to debt securities of any other series of debt securities, as specified in the applicable prospectus supplement.

If an Event of Default under an Indenture occurs with respect to the debt securities of any series and is continuing, then the Trustee or the Holders of at least 25% in principal amount of the Outstanding securities of that series may require us to repay immediately the entire principal amount (or, if the debt securities of that series are Original Issue Discount Securities (as defined below), such portion of the principal amount as may be specified in the terms of that series) of all of the securities of that series; provided, however, that the Holders of a majority in aggregate principal amount of Outstanding securities of that series may rescind or annul such acceleration and its consequences, if:

(1)       we have paid or deposited with the Trustee a sum sufficient to pay (A) all overdue interest on all debt securities of that series, (B) the principal of (and premium, if any, on) any debt securities of that series which have become due otherwise than by such declaration of acceleration and any interest on such debt securities at the rate or rates prescribed therefor in such debt securities, (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed for such interest in such debt securities and (D) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, except such costs and expenses as are a result of negligence or bad faith on the part of the Trustee; and

(2)       all Events of Default with respect to the debt securities of that series, other than the non-payment of the principal of and interest, if any, on the debt securities of that series which have become due solely by such declaration of acceleration, have been cured or waived. (Section 502)

The Holders of not less than a majority in principal amount of the Outstanding securities of any series may, on behalf of the Holders of all the securities of such series, waive any past default under the applicable Indenture with respect to such series and its consequences, except (1) a default in the payment of the principal of or any premium or interest on any security of such series or (2) in respect of a covenant or provision of the applicable Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding security of such series that would be affected by such waiver. Upon any such waiver, such default shall cease to exist, and any Event of Default arising from such default shall be deemed to have been cured, for every purpose of the applicable Indenture, but no such waiver shall extend to any subsequent or other default or impair any right arising from any subsequent or other default. (Section 513)

The Trustee is responsible for instituting judicial proceedings for the enforcement of the terms of the debt securities, including for collection of any overdue principal and premium and any overdue interest. (Section 503) Each of the Indentures contains a provision entitling the Trustee, subject to the duty of the Trustee during a default to act with the required standard of care under the Trust Indenture Act, to be indemnified by the Holders of debt securities before proceeding to exercise any right or power under that Indenture at the request of such Holders. (Section 603) Holders shall not have any right to institute any proceeding, judicial or otherwise, with respect to the Indentures or for the appointment of a receiver or trustee, or for any other remedy under any Indenture, unless: (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the securities of that series, (2) Holders of at least 25% in aggregate principal amount of the Outstanding securities of that series shall have made written request to the Trustee to institute a proceeding with respect to such Event of Default, (3) such Holder or Holders have offered an indemnity to the Trustee, reasonably satisfactory to the Trustee, against the costs, expenses and liabilities to be incurred by the Trustee in instituting a proceeding, (4) the Trustee shall have failed to institute such proceeding within 60 days of the receipt of notice from the Holder or the Holders, and (5) the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Outstanding securities of that series a direction inconsistent with such request. (Section 507) These limitations do not apply, however, to a suit instituted by a Holder of a debt security for enforcement of payment of the principal of (or premium, if any) or interest, if any, on such debt security on or after the respective due dates expressed in such debt security. (Section 508) Subject to the terms of the Indentures, the Holders of a majority in aggregate principal amount of the debt securities of each affected series then Outstanding may also direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. (Section 512)

Under the Trust Indenture Act, the Trustee may withhold notice to the Holders of the debt securities of any default (except in payment of principal (or premium, if any) or interest, if any) if the Trustee determines in good faith that it is in the interest of the Holders of the debt securities to do so. In the case of any default in the character of the third bullet point of this captioned section “Events of Default and Notice Thereof,” no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purposes of this paragraph, with respect to any series of debt securities, “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the securities of such series. (Section 602)

Each of the Indentures contains a covenant under which we are required to furnish to the Trustee an annual statement as to the compliance with all terms, conditions and covenants of the Indentures. (Section 1004)

“Original Issue Discount Security” means any security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 502 of the applicable Indenture. (Section 101)

“Principal Subsidiary” means a consolidated subsidiary of Aetna that, as of the time of the determination of whether such consolidated subsidiary is a “Principal Subsidiary,” accounted for 10% or more of the total assets of Aetna and its consolidated subsidiaries, in each case as set forth in the most recent balance sheet filed by Aetna with the Securities and Exchange Commission. (Section 101)

Modification and Waiver

Each of the Indentures provides that we, together with the Trustee, may enter into supplemental indentures without the consent of the Holders of debt securities to:

•	evidence the assumption by another person of our obligations;

•	add covenants for the benefit of the Holders of all or any series of debt securities or to surrender any right or power conferred upon us in an Indenture;

•	add any additional Events of Default;

•	add to or change an Indenture to permit or facilitate the issuance of debt securities in bearer form;

•	add to, change or eliminate a provision of an Indenture in respect of one or more series of debt securities, if such addition, change or elimination does not apply to a debt security created prior to the execution of such supplemental indenture or modify the rights of a Holder of any debt security with respect to such provision;

•	secure any debt security;

•	establish the form or terms of debt securities of any series;

•	evidence the acceptance of appointment by a successor Trustee;

•	cure any ambiguity or correct any inconsistency in an Indenture or make any other provisions with respect to matters or questions arising under an Indenture, provided that any such action does not adversely affect the interests of the Holders of debt securities of any affected series in any material respect; or

•	conform an Indenture to any mandatory provision of law. (Section 901)

Other amendments and modifications to add, change or eliminate provisions of an Indenture in respect of any series of outstanding debt securities may be made with the consent of the Holders of not less than a majority of the aggregate principal amount of each series of the Outstanding securities affected by such amendment or modification. However, no modification or amendment may, without the consent of the Holder of each Outstanding security affected:

•	change the stated maturity of the principal of (or premium, if any) or any installment of principal or interest, if any, on any such debt security;

•	reduce the principal amount of (or premium, if any) or the interest rate, if any, on any such debt security (including any change in the manner of calculating such interest rate in a manner that would reduce such interest rate), any premium payable upon redemption or the principal amount due upon acceleration of an Original Issue Discount Security;

•	change the place or currency of payment of principal of (or premium, if any) or the interest, if any, on any such debt security;

•	impair the right to institute suit for the enforcement of any such payment on or after the stated maturity (or, in the case of redemption, on or after the redemption date) of any such debt security;

•	reduce the percentage of Outstanding securities necessary to modify, amend or waive compliance with any provision of, or certain defaults and their consequences in, an Indenture;

•	in the case of the Subordinated Indenture, modify the subordination provisions in a manner adverse to the Holders of the subordinated debt securities; or

•	modify the foregoing provisions, other than to increase the percentage of Outstanding securities necessary to waive compliance with certain provisions of an Indenture or for waiver of certain defaults. (Section 902)

The Holders of at least a majority of the aggregate principal amount of the Outstanding securities of any series may, on behalf of all Holders of that series, waive our required compliance with certain restrictive provisions of an Indenture and may waive any past default under an Indenture, except a default in the payment of principal, premium or interest or in the performance of any covenant or provision of an Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding security affected. (Sections 907 and 513)

Limitations on Liens on Common Stock of Principal Subsidiaries

Each of the Indentures provides that so long as any of the debt securities issued under that Indenture remains outstanding, we will not, and we will not permit any of our Principal Subsidiaries to, issue, assume, incur or guarantee any indebtedness for borrowed money secured by a mortgage, pledge, lien or other encumbrance, directly or indirectly, on any of the Common Stock (as defined below) of a Principal Subsidiary owned by us or by any of our Principal Subsidiaries, unless our obligations under the debt securities and, if we so elect, any other of our indebtedness ranking on a parity with, or prior to, the debt securities, shall be secured equally and ratably with, or prior to, such secured indebtedness for borrowed money so long as it is outstanding and is so secured. (Section 1005)

“Common Stock” means, with respect to any Principal Subsidiary, stock of any class, however designated, except stock which is non-participating beyond fixed dividend and liquidation preferences and the holders of which have either no voting rights or limited voting rights entitling them, only in the case of certain contingencies, to elect less than a majority of the directors (or persons performing similar functions) of such Principal Subsidiary, and shall include securities of any class, however designated, which are convertible into such Common Stock. (Section 101)

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into any other person (other than in a merger or consolidation in which we are the surviving person) or sell our property and assets as, or substantially as, an entirety to any person unless:

•	the person formed by the consolidation or with or into which we are merged or the person that purchases our properties and assets as, or substantially as, an entirety is a corporation, partnership or trust organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia, and any such successor or purchaser expressly assumes Aetna’s obligations on the debt securities by supplemental indenture in a form reasonably satisfactory to the Trustee;

•	immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing; and

•	a specified officers’ certificate and opinion of counsel are delivered to the Trustee. (Section 801)

Upon any consolidation or merger or sale of all or substantially all of our property and assets in accordance with the foregoing provisions, the successor entity or purchaser will succeed to, be substituted for and may exercise every right and power of Aetna under the Indentures with the same effect as if such successor entity or purchaser had been the original obligor of the debt securities, and thereafter Aetna will be relieved of all obligations and covenants under the Indentures and the debt securities. (Section 802)

Defeasance and Covenant Defeasance

If we deposit, in trust, with the Trustee (or other qualifying trustee), sufficient cash or specified government obligations to pay the principal of (and premium, if any) and interest and any other sums due on the scheduled due date for the debt securities of a particular series, then at our option and subject to certain conditions (including the absence of an Event of Default):

•	we will be discharged from our obligations with respect to the debt securities of such series (which we refer to in this prospectus as a “legal defeasance”), or

•	we will no longer be under any obligation to comply with the covenants described above under “Limitations on Liens on Common Stock of Principal Subsidiaries” and “Consolidation, Merger and Sale of Assets,” an Event of Default relating to any failure to comply with such covenants or an Event of Default pursuant to the fourth bullet under “Events of Default and Notice Thereof” (cross-acceleration and cross-payment default) will no longer apply to us, and, for subordinated debt securities, the subordination provisions will no longer apply to us (which we refer to in this prospectus as a “covenant defeasance”). (Article Twelve)

If we exercise our legal defeasance option, payment of such debt securities may not be accelerated because of an Event of Default. If we exercise our covenant defeasance option, payment of such debt securities may not be accelerated by reference to the covenants from which we have been released or pursuant to Events of Default referred to above which no longer are applicable. If we fail to comply with our remaining obligations with respect to such debt securities under an Indenture after we exercise the covenant defeasance option and such debt securities are declared due and payable because of the occurrence of any Event of Default, the amount of money and government obligations on deposit with the Trustee may be insufficient to pay amounts due on the debt securities of such series at the time of the acceleration resulting from such Event of Default. However, we will remain liable for such payments.

Under current United States federal income tax laws, a legal defeasance would be treated as an exchange of the relevant debt securities in which holders of those debt securities might recognize gain or loss. Unless accompanied by other changes in the terms of the debt securities, a covenant defeasance generally should not be treated as a taxable exchange. In order to exercise our defeasance options, we must deliver to the Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the applicable debt securities to recognize income, gain or loss for federal income tax purposes. (Section 1204)

Subordination of Subordinated Debt Securities

Unless otherwise indicated in the prospectus supplement, the following provisions will apply only to the subordinated debt securities.

The subordinated debt securities will, to the extent set forth in the Subordinated Indenture, be subordinate in right of payment to the prior payment in full of all Senior Debt (as defined below) of Aetna, including the senior debt securities. (Subordinated Indenture Section 1401) Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of Aetna, the holders of Senior Debt of Aetna will first be entitled to receive payment in full of all amounts due or to become due, including principal (and premium, if any) and interest, if any, on such Senior Debt of Aetna before the Holders of the subordinated debt securities will be entitled to receive or retain any payment in respect of the principal of (and premium, if any) or interest, if any, on the subordinated debt securities. (Subordinated Indenture Section 1402)

If the maturity of any subordinated debt securities is accelerated, the holders of all Senior Debt of Aetna outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon before the Holders of subordinated debt securities will be entitled to receive any payment upon the principal of (or premium, if any) or interest, if any, on the subordinated debt securities. (Subordinated Indenture Section 1403)

No payments on account of principal (or premium, if any) or interest, if any, in respect of the subordinated debt securities may be made if there shall have occurred and be continuing:

•	a default in the payment of principal of (or premium, if any) or interest on Senior Debt of Aetna,

•	an event of default with respect to any Senior Debt of Aetna resulting in the acceleration of the maturity thereof, unless and until such event of default has been cured or waived, or

•	if any judicial proceeding shall be pending with respect to any such default in payment or event of default. (Subordinated Indenture Section 1404)

“Debt” means with respect to any person (without duplication and without regard to any portion of principal amount that has not accrued and to any interest component thereof (whether accrued or imputed) that is not due and payable), whether recourse is to all or a portion of the assets of such person and whether or not contingent:

•	every obligation of such person for money borrowed;

•	every obligation of such person evidenced by bonds, debentures, notes or other similar instruments;

•	every reimbursement obligation of such person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such person;

•	every obligation of such person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

•	every capital lease obligation of such person; and

•	every obligation of the type referred to in the previous five bullets of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise. (Subordinated Indenture Section 101)

“Senior Debt” means with respect to any person the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such person to the extent that such claim for post-petition interest is allowed in such proceeding), on Debt of such person, whether incurred on or prior to the date of the Subordinated Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the subordinated debt securities or to other Debt of such person which is pari passu with, or subordinated to, the subordinated debt securities; provided, however, that Senior Debt does not include (i) the subordinated debt securities or (ii) any other debt securities or guarantees in respect thereof issued to any other trusts, partnerships or other entity affiliated with Aetna which is a financing vehicle of Aetna (“Financing Entity”) in connection with the issuance of preferred securities of such Financing Entity, including indebtedness of Aetna. (Subordinated Indenture Section 101)

The Subordinated Indenture does not limit or prohibit the incurrence of additional Senior Debt of Aetna, which may include indebtedness that is senior to the subordinated debt securities, but subordinate to other obligations of Aetna. The senior debt securities, when issued, will constitute Senior Debt of Aetna.

At September 30, 2017, we had approximately $10.2 billion principal amount of Senior Debt outstanding and no subordinated debt securities outstanding.

The prospectus supplement may describe additional provisions, if any, applicable to the subordination of the subordinated debt securities of a particular series.

Concerning our Relationship with the Trustee

The Trustee and/or certain of its affiliates participate in our credit facility, and we maintain ordinary banking relationships with the Trustee and/or certain of its affiliates.

Governing Law

Each of the Indentures is governed by and shall be construed in accordance with the internal laws of the State of New York.

Form of Debt Securities

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the Trustee. Global securities name a depositary or its nominee as the owner of the debt securities represented by the global securities.

We may issue the debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a global security may not be transferred except as a whole by and among the depositary for the global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a global security will be limited to persons, called participants, that have accounts with the depositary. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in global securities.

So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global security for all purposes under the applicable Indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have the securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable Indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for that global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable Indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action that a holder is entitled to give or take under the applicable Indenture, the depositary for the global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal (or premium, if any) and interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. Neither Aetna nor the Trustee nor any agent of Aetna or the Trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders of that global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of the securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the global security that had been held by the depositary. In addition, we may at any time and in our sole discretion decide not to have any of the securities represented by one or more global securities. If we make that decision, we will issue securities in definitive form in exchange for all of the global security or securities representing those securities. Any securities issued in definitive form in exchange for a global security will be registered in the name or names that the depositary gives to the Trustee or relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security that had been held by the depositary.

Description of Warrants

We may issue warrants to purchase Aetna common stock, our preferred stock or our debt securities. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

Description of Purchase Contracts and Units

We may issue purchase contracts or units consisting of one or more debt securities, shares of common stock, shares of preferred stock, purchase contracts, warrants or any combination of such securities or securities of other entities. The terms of any purchase contracts or units to be issued will be set forth in the applicable prospectus supplement.

Plan of Distribution

We may sell the securities in one or more of the following ways (or in any combination of the following ways) from time to time:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

The applicable prospectus supplement will state the terms of the offering of the securities, which may include:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds we will receive, if any;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any over-allotment option granted to the underwriters;

•	offering expenses payable by us;

•	any securities exchange or exchanges on which the securities may be listed; and

•	any relationships or conflicts of interest with the underwriters that we may be required to disclose.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. If we use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions, and the underwriters will be obligated to purchase all of such series of securities if any are purchased.

We may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts. Delayed delivery contracts provide for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Our agreements with underwriters and agents may entitle such underwriters and agents to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933 (the “1933 Act”), or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Each series of securities other than Aetna common stock, which is listed on the New York Stock Exchange, will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than Aetna common stock, may or may not be listed on a national securities exchange.

Validity of Securities

Unless otherwise indicated in the applicable prospectus supplement, the validity of the debt securities, warrants, purchase contracts and units offered hereby will be passed upon for Aetna by Davis Polk & Wardwell LLP, New

York, New York, and the validity of the shares of common stock and preferred stock offered hereby will be passed upon for Aetna by Drinker Biddle & Reath LLP, Philadelphia, Pennsylvania, special Pennsylvania counsel to Aetna. Counsel for any agents or underwriters will be named in the applicable prospectus supplement. Davis Polk & Wardwell LLP and counsel for the agents or underwriters may rely upon an opinion of Drinker Biddle & Reath LLP as to certain matters governed by Pennsylvania law.

Independent Registered Public Accounting Firm

The consolidated financial statements and schedule of Aetna Inc. and subsidiaries as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016 and management’s assessment of effectiveness of internal control over financial reporting as of December 31, 2016 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. With respect to the unaudited interim financial information for the periods ended March 31, 2017 and 2016, June 30, 2017 and 2016 and September 30, 2017 and 2016, incorporated by reference herein, the independent registered public accounting firm has reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports included in the Company’s quarterly reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017, and September 30, 2017, and incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the 1933 Act for their reports on the unaudited interim financial information because those reports are not a “report” or a “part” of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the 1933 Act.

ERISA Matters

Aetna and certain of its affiliates, including Aetna Life Insurance Company, may each be considered a “party in interest” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to any employee benefit plans subject to Title I of ERISA or Section 4975 of the Code or entities deemed to hold the assets of such plans (each, a “Plan”). Prohibited transactions within the meaning of ERISA or the Code may arise, for example, if debt securities are acquired by a Plan with respect to which Aetna or any of its affiliates is a service provider, unless such debt securities are acquired pursuant to an exemption for transactions effected on behalf of such Plan by a “qualified professional asset manager” or pursuant to any other available statutory, class or individual exemption. In addition, certain governmental, church and non-U.S. plans (“Non-ERISA Arrangements”) are subject to federal, state, local or non-U.S. laws that are substantially similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Laws”).

Therefore, each purchaser or holder of the debt securities or any interest therein will be deemed to have represented by its purchase or holding thereof that either (i) it is not a, and is not using the assets of any, Plan or Non-ERISA Arrangement or (ii) its purchase and holding of the debt securities or any interest therein will not constitute or result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or in a similar violation of Similar Laws. Any Plan or Non-ERISA Arrangement proposing to invest in the debt securities should consult with its legal counsel.

The sale of the debt securities that we may offer from time to time hereunder and pursuant to a prospectus supplement to any Plan or Non-ERISA Arrangement is in no respect a representation by Aetna or any of its affiliates that such an investment is appropriate for or meets all relevant legal requirements with respect to investments by any such Plan or Non-ERISA Arrangement generally or any particular Plan or Non-ERISA Arrangement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The costs and expenses payable by the Registrant in connection with the sale of the securities being registered hereby are not known at this time.

Item 15. Indemnification of Directors and Officers.

The Registrant is a Pennsylvania corporation. The Pennsylvania Business Corporation Law (the “Business Corporation Law”) provides, in general, that a corporation may indemnify any person, including its directors, officers and employees, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (including actions by or in the right of the corporation) by reason of the fact that he or she is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action or proceeding unless the court determines that the act or failure to act giving rise to the claim for indemnification constituted willful misconduct or recklessness. In any case, to the extent that a representative of the corporation has been successful on the merits or otherwise in defense of any action or proceeding or in defense of any claim, issue or matter, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith. The Business Corporation Law also provides that the indemnification permitted or required by the law is not exclusive of any other rights to which a person seeking indemnification may be entitled, provided that indemnification may not be made in any case where the act is determined by a court to have constituted willful misconduct or recklessness. The Business Corporation Law also provides that a corporation may pay expenses (including attorneys’ fees) incurred by a party in defending an action or proceeding subject to indemnification in advance of the final disposition of the action or proceeding upon receipt of an undertaking by the party on whose behalf such expenses are paid to repay all amounts to the corporation in the event it is ultimately determined that the party is not entitled to be indemnified. Aetna’s Articles require indemnification of its directors and officers, and the advancement of expenses, to the fullest extent permitted by the Business Corporation Law (except with respect to claims against the corporation commenced by such a party) and permit, by action of Aetna’s Board of Directors (the “Board”), indemnification of, and advancement of expenses to, employees and agents of Aetna as the Board may from time to time determine or authorize.

Aetna’s Articles provide that a director will not be personally liable for monetary damages except to the extent such liability may not by law be so limited. The Business Corporation Law precludes a limitation on liability (i) for any breach or failure to perform such director’s duties under law, which breach constituted self-dealing, willful misconduct or recklessness; (ii) for responsibility or liability of a director under any criminal statute; or (iii) for a director’s liability for the payment of taxes under any federal, state or local law. Aetna’s Articles contain a limitation on an officer’s liability to the same effect.

While Aetna’s Articles provide directors and officers with protection against awards for monetary damages for breaches of their statutory obligations, they do not eliminate such obligations. Accordingly, Aetna’s Articles will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s or officer’s breach of his or her statutory obligations.

Item 16. Exhibits.

(a)       The list of exhibits is incorporated herein by reference to the Exhibit Index preceding the signature pages of this Registration Statement.

Item 17. Undertakings.

(a)       The undersigned Registrant hereby undertakes:

(1)   To file, during any period in which offers or sales of securities registered hereby are being made, a post-effective amendment to this registration statement:

(i)       to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)      to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)     to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii), and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)       Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)       Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5)   That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)       Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)       Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)       Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       In respect of offerings by the Registrant of securities to existing security holders pursuant to warrants or rights and any securities not taken by security holders that are to be reoffered to the public, the undersigned Registrant hereby undertakes to supplement the prospectus, after the expiration of any applicable subscription period, to set forth the results of such subscription offer, the transactions by the underwriters during such subscription period, the amount of any unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)       Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Document
1.1	Form of Underwriting Agreement of Aetna Inc. relating to debt securities (including form of pricing agreement)
1.2	Underwriting Agreement for common shares, preferred shares, purchase contracts, warrants or units*
4.1	Form of Aetna Inc. Common Share certificate, incorporated herein by reference to Exhibit 4.1 to Aetna Inc.’s Amendment No. 2 to Registration Statement on Form 10 filed on December 1, 2000
4.2	Senior Indenture between Aetna Inc. and U.S. Bank National Association, successor in interest to State Street Bank and Trust Company, dated as of March 2, 2001
4.3	Form of Subordinated Indenture between Aetna Inc. and U.S. Bank National Association
4.4	Purchase Contract*
4.5	Warrant Agreement*
4.6	Unit Agreement*
5.1	Opinion of Davis Polk & Wardwell LLP
5.2	Opinion of Drinker Biddle & Reath LLP
12.1	Statement regarding computation of ratio of earnings to fixed charges, incorporated herein by reference to Exhibit 12.1 to Aetna Inc.’s Quarterly Report on Form 10-Q for the periods ended September 30, 2017 filed on October 31, 2017
15.1	Letter from KPMG LLP regarding unaudited interim financial information
23.1	Consent of KPMG LLP
23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
23.3	Consent of Drinker Biddle & Reath LLP (included in Exhibit 5.2)
24.1	Power of Attorney
25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association (successor in interest to State Street Bank and Trust Company) as Trustee, under the Senior Indenture
25.2	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association as Trustee, under the Subordinated Indenture

_____________________

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut, on November 30, 2017.

AETNA INC.

By:	/s/ Heather Dixon
	Name:	Heather Dixon
	Title:	Vice President, Controller and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark T. Bertolini	Chairman, Chief Executive Officer and Director	November 30, 2017
Mark T. Bertolini	(Principal Executive Officer)

/s/ Shawn M. Guertin	Executive Vice President and Chief Financial Officer	November 30, 2017
Shawn M. Guertin	(Principal Financial Officer)

/s/ Heather Dixon	Vice President, Controller and Chief Accounting Officer	November 30, 2017
Heather Dixon	(Principal Accounting Officer)

*	Director	November 30, 2017
Fernando Aguirre

*	Director	November 30, 2017
Frank M. Clark

*	Director	November 30, 2017
Betsy Z. Cohen

*	Director	November 30, 2017
Molly J. Coye, M.D.

*	Director	November 30, 2017
Roger N. Farah
*	Director	November 30, 2017
Jeffrey E. Garten

*	Director	November 30, 2017
Ellen M. Hancock

*	Director	November 30, 2017
Richard J. Harrington

*	Director	November 30, 2017
Edward J. Ludwig

*	Director	November 30, 2017
Joseph P. Newhouse

*	Director	November 30, 2017
Olympia J. Snowe

*By:	/s/ Heather Dixon	November 30, 2017
(Attorney-in-fact)